SUB-ITEM 77Q1 (E)
COPIES OF NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY AGREEMENTS

A copy of the Investment Advisory Agreement between Registrant and Chou Associates Management Inc. regarding Chou Equity Opportunity Fund and Chou Income Opportunity Fund, Exhibit (d) (28) to the Registrant’s Registration Statement on Form N-1A,  is incorporated by reference as filed via EDGAR in Post-Effective Amendment No. 1 on June 25, 2010, accession number 0000315774-10-000186.